Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Amendment No. 3 to the Registration Statement of Black Mountain Holdings, Inc. on Form SB-2, of our report dated April 15, 2005, relating to the consolidated financial statements of Black Mountain Holdings, Inc. and Subsidiaries as of December 31, 2004 and for the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the prospectus of this registration statement.

Schumacher & Associates, Inc.
Denver, Colorado
February 3, 2006